EXHIBIT 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K of Mondas Minerals Corp., of our report dated August 31, 2010 on our audit of the financial statements of Mondas Minerals Corp. as of June 30, 2010 and 2009, and the related statements of operations, stockholders' equity and cash flows for the years ended June 30, 2010 and 2009, and from inception on April 25, 2008 through June 30, 2010, and the reference to us under the caption "Experts".



/s/ Seale and Beers, CPAs
---------------------------------
Seale and Beers, CPAs
Las Vegas, Nevada
March 31, 2011





             Seale and Beers, CPAs PCAOB & CPAB Registered Auditors

                 50 S. Jones Blvd Suite 202 Las Vegas, NV 89107
                   Phone: (888) 727-8251 Fax: (888) 782-2351